Exhibit 99.4

FOR IMMEDIATE RELEASE

Dragon Acquisition Corporation Appoints New President, Chief Financial Officer, and Independent Directors and Changes Independent Auditor

QINGDAO, China, June 23, 2010 /PRNewswire-Asia-FirstCall/ -- Dragon Acquisition Corporation (“Dragon Acquisition” or the “Company”), a leading housing and real estate development company headquartered in Qingdao, Shandong province, China, today announced that it has appointed a new President, Chief Financial Officer, and three independent Directors, changed its independent auditor, and made other changes to its corporate governance structure. None of the changes were made because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The changes were made in anticipation of the Company’s listing on NASDAQ, public offering of ordinary shares, and its change of name to China Oumei Real Estate Inc.

Mr. Weiqing Zhang, Chief Executive Officer and Director of Dragon Acquisition Corporation, said, “We are very fortunate to have three eminently qualified independent directors join our Board. They bring extraordinary depth and breadth of knowledge to us that will be directly relevant to our future strategy, direction, and performance. The addition of our new CFO, Mr. Zhaohui (John) Liang, to our team will further strengthen our already very solid financial and industry leadership, knowledge, and capabilities, as he brings significant industry experience and a proven track record in both the financial and investment side and the operational and development side of the real estate business.

“All four will increase our readiness as we prepare to complete our listing on NASDAQ and the public offering of our ordinary shares. They will help ensure our sustained focus on creating value for shareholders. We are very happy as we anticipate their substantial contributions to our company.”

Appointment of New Chief Financial Officer and New President

On June 22, 2010, the Board of Directors appointed Mr. Zhaohui (John) Liang as the Chief Financial Officer of the Company, effective immediately.

Mr. Zhaohui (John) Liang, age 41, has more than 15 years of experience in real estate finance, investment, and development. From June 2009 to June 2010, Mr. Liang was Senior Director of Real Estate at The Great Atlantic & Pacific Tea Company, Inc., where he oversaw the real estate portfolio of one of the largest U.S. retail chains, with $9 billion in annual sales, managed real estate-oriented corporate financing, accounting and reporting, led major corporate divestures and acquisitions, and developed and implemented the company’s strategic real estate plan.

Prior to that, he served in key positions at Lerner Heidenberg Properties, Inc., a real estate investment and development company, including Chief Financial Officer from January 2006 to February 2009 and Director of Finance and Acquisitions from December 2004 to January 2006. From May 2004 to December 2004, Mr. Liang was Senior Financial Analyst & Asset Manager at General Growth Properties, Inc., a public real estate investment trust. From May 2003 to September 2003, he served as an Equity Analyst in the Real Estate Group of Friedman Billings Ramsey & Co., an investment bank, and from January 1994 to April 2002, he was a Development Project Manager at THSSW Architects, P.C., an architectural and construction project management firm.

Mr. Liang earned his Bachelor of Architecture degree from the University of Arkansas, and his MBA, with a dual major in finance and real estate, from The Wharton School, University of Pennsylvania. He is a member of a number of professional organizations, including the Chinese Finance Association, The Samuel Zell and Robert Lurie Real Estate Center of the Wharton School, Urban Land Institute, the American Institute of Architects, and the International Council of Shopping Centers. He is also a licensed architect.

In connection with Mr. Liang’s appointment, Mr. Yang Chen resigned as both Chief Financial Officer and Vice President, and was appointed as the Company’s President. Mr. Chen will assist CEO Weiqing Zhang in managing the Company’s daily operations. In connection with Mr. Chen’s appointment as President, Mr. Zhang resigned from his position as President and continues as the Company’s Chief Executive Officer and a Director of the Company.

Election of Directors

On June 22, 2010, the Company’s Board of Directors elected Mr. Lawrence Lee, Dr. Peter Linneman, and Mr. Ruiping Tao as Directors of the Company. The Board of Directors determined that each newly elected director is an “independent director” as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules.

Each newly elected director was also appointed to the newly established Audit Committee, Compensation Committee, and Governance and Nominating Committee of the Board of Directors. Mr. Lee was appointed as the Chair of the Audit Committee, Mr. Tao was appointed as the Chair of the Compensation Committee, and Dr. Linneman was appointed as the Chair of the Governance and Nominating Committee.

The Board also determined that Mr. Lee possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 5605(c)(2)(A) of the NASDAQ Listing Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. His qualification is subject to NASDAQ’s confirmation that he qualifies as an “audit committee financial expert.”

Mr. Lawrence Lee, age 46, is the founder and managing director of the Boardroom Advisors Company Limited, a Beijing-based financial advisory firm. He is currently also serving as a director of the Universal Travel Group, a NYSE-listed online travel service company operating in China.

From October 2007 to November 2009, Mr. Lee served as chief financial officer of Synutra International, Inc., a NASDAQ-listed consumer product company operating in China. From August 2004 to September 2007, Mr. Lee was a vice president and chief financial officer of Kasen International Holdings Limited, a public company listed on the Hong Kong Stock Exchange. Mr. Lee previously served as chief financial officer of Eagle Brand Holdings Limited, a company listed on the Singapore Stock Exchange. Mr. Lee’s experience also includes serving as a financial controller at the Korean division of Exel Plc, a multinational supply chain management firm, and serving as a senior auditor at Waste Management Inc.’s international department in London.

Mr. Lee is a fellow member of the Association of Chartered Certified Accountants. Mr. Lee received a bachelor’s degree in management and engineering from the Beijing Institute of Technology, a master’s degree in economics from the Renmin University of China, and a master’s degree in accounting and finance from the London School of Economics.

Dr. Peter Linneman, age 59, is widely recognized as one of the leading strategic thinkers in the real estate industry, and was cited as one of the 25 most influential people in real estate by REALTOR® magazine and as one of the 100 most powerful people in New York real estate by The New York Observer.

For 30 years, Dr. Linneman has been the managing principal of Linneman Associates, providing strategic and financial advice to leading corporations. He also serves as the Albert Sussman Professor of Real Estate, Finance, and Public Policy at The Wharton School of Business, University of Pennsylvania. A member of Wharton’s faculty since 1979, he served as the founding chairman of Wharton’s Real Estate Department and was the Director of Wharton’s Zell-Lurie Real Estate Center for 13 years. He is the founding co-editor of The Wharton Real Estate Review. His teaching and research focuses on real estate and investment strategies. He has published more than 80 articles during his career and is a highly sought-after speaker, appearing as the keynote speaker at numerous major industry conferences.

Dr. Linneman is also a co-coordinator, sponsor, and moderator (with Sam Zell) of the prestigious industry roundtable, The Marshall Bennett Classic. His quarterly research publication, The Linneman Letter, is widely read throughout the real estate industry and is viewed as a major thought leader in the business. His book, Real Estate Finance and Investments: Risks and Opportunities, has been adopted at more than 50 leading universities and is the leading primary reference source for those interested in real estate finance and investment.

Dr. Linneman holds both a master and doctorate degrees in economics from the University of Chicago. He currently serves on the Board of Directors and executive, compensation, and governance committees of Equity One, Inc., as an owner, developer, and operator of shopping centers, and on the Board of Directors and executive and audit committees of JER Investors Trust Inc., a commercial real estate finance company.

Mr. Ruiping Tao, age 60, is regarded as one of the pioneers in shaping the City of Qingdao’s urban planning strategy, and is widely recognized in China as a leading expert in the field of urban planning, development, and public policy.

Mr. Tao currently serves as the Chairman of the City of Qingdao Urban Planning Association. As a life-long public servant, Mr. Tao served as the Chief of Qingdao Urban Planning Bureau from February 2007 to March 2008, and as Deputy Chief from January 2001 to February 2007. In April 2008, Mr. Tao was appointed by the Government of Qingdao to head a special task force in charge of developing a comprehensive urban development plan for Yongwan Bay, which is the geographic and strategic focal point of the city’s next five-year development strategy. Mr. Tao previously served as a Chinese Navy officer from December 1970 to February 2001. He retired from all his governmental positions in March 2010.

Mr. Tao is frequently invited to speak at national and international urban planning industry conferences, such as the International Society of City and Regional Planners Convention, and provides advisory service to numerous governmental and educational institutions in China. Mr. Tao received his Bachelor of Electrical and Mechanical Engineering degree from the China’s College of Naval Engineering, and his EMBA from the Cheung Kong Graduate School of Business.

At the same time as the above appointments, Mr. Zhongbo Zhou resigned from the Company’s Board of Directors. His resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Change in Independent Registered Public Accounting Firm

On June 22, 2010, the Company dismissed PMB Helin Donovan, LLP as the Company’s independent auditor and appointed MSPC Certified Public Accountants and Advisors, A Professional Corporation (“MSPC”) as its new independent auditor. Prior to its appointment as the Company’s independent auditor, MSPC was the auditor of the Company’s Hong Kong holding company, Leewell Investment Group Limited, and its consolidated entities.

Related Matters

In further anticipation of its NASDAQ listing, on June 22, 2010 the Board of Directors established an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee and adopted a Code of Ethics.

Further information regarding all of the above will be included in a Form 8-K to be filed by Dragon Acquisition Corporation with the Securities and Exchange Commission in the next few days.

About Dragon Acquisition Corporation

Dragon Acquisition Corporation, to be renamed China Oumei Real Estate Inc., through its Chinese subsidiaries, is one of the leading real estate developers in greater Qingdao, Shandong province, China. The Company develops and sells residential and commercial properties for middle and upper income customers and companies in the Shandong province, including the cities of Qingdao, Weihai, and Weifang, as well as in other provinces of China.

Since the Company’s inception, it has completed 15 projects having a gross floor area of 1,191,722 square meters, of which more than 91.8% has been sold. In addition, the Company has seven projects under construction with a total gross floor area of 735,274 square meters.

The Company reported total sales of $94.3 million for its fiscal year ended December 25, 2009.

The Company is applying to have its ordinary shares trade on NASDAQ using the symbol “OMEI.”

For more information, please visit http://www.chinaoumeirealestate.com.

Safe harbor statement

This news release may contain certain "forward-looking statements" relating to the business of Dragon Acquisition Corporation and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the effect of the private placement financing on Dragon Acquisition's business and operations and the ability of the Company to specifically fulfill its obligations under the contracts; the general ability of the Company to achieve its commercial objectives including further expansion of its business beyond the Shandong province; the business strategy, plans, and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors.

Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Dragon Acquisition Corporation

Mr. Yu Fei (English and Chinese)
Investor Relations Officer and Assistant to the CFO
Tel: +86-532-8099-7992
Email: fei.yu@chinaoumeirealestate.com

Christensen

Mr. Yuanyuan Chen (English and Chinese)
Tel: +86-10-5971-2001 in Beijing
Mobile: +86-139-2337-7882 in Beijing
Email: ychen@christensenir.com

Mr. Tom Myers (English)
Mobile: +86-139-1141-3520 in Beijing
Email: tmyers@christensenir.com

Ms. Kathy Li (English and Chinese)
Tel: +1-480-614-3036
Email: kli@christensenir.com

SOURCE: Dragon Acquisition Corporation
www.chinaoumeirealestate.com